 Sales Contract of Finished Oil

Contract No.: 200606143

Seller: Xi’an Baorun Industrial Development Co., Ltd. Place: Xi’an
Buyer: Zibo City Lin Zi Lu Hua Refined Chemicals Co., Ltd. Date: Nov 28, 2006

This contract is made by and between the seller and the buyer based on friendly negotiation and mutual benefits pursuant to Contract Law of P.R.China.

1.	Product, Quantity, Price and Delivery Time.

Product	Quantity(Ton)	Price(Yuan/t)	Delivery time	Type	Amount(Yuan)
Naphtha	2000	4350	Before Dec 31 ,2006		8,700,000
Total Amount : Eight Million Seven Hundred Thousand Yuan

2.	Manufacturer: Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd. Yanan Refinery

3.	Quality Requirement and Technical Index

Specific Gravity: 0.70-0.73 (20°C); Dry Point<180; Bromine Point<5.0; Sulphur<1000

Chlorine<3; Copper<10; Arsenic<20.

4.	Delivery Place and Arrival Station.

Dongfeng Station, Qilu Petrochemical Co., Ltd. special railway; or

Lanshan Station, Shandong Tonghai Dock special railway.

5.	Transportation Manner and Fees.

Railway Transportation

The Seller bears all of the cost before arrival. The Buyer will pay the fees after arrival. The coming back cost of vehicle will be born by the Seller.

6.	Acceptance Criteria.

Using the data offered by the refinery.

7.	Payment Term, Time and Means.
7.1	Payment Term: Delivery after payment;
7.2	Payment Means: Cash (with invoices for VAT and transportation fees).

8.	Miscellaneous
8.1	The Seller will send commodity value-added tax and transportation invoices to the buyer at the end of that month.
8.2	If the oil refinery changes the price, the two parties will negotiate otherwise.

9.	Disputes
This contract will come into effect upon signing by the two parties hereto. In case of any dispute, the two parties should go to the court in the place where the non-breaching party is located.

Seller		Buyer
Company Name	Xi’an Baorun Industrial Development Co., Ltd.	Company Name	Zibo City Lin Zi Lu Hua Refined Chemicals Co., Ltd.
Address	Dongxin Century Square # 7 Huoju Rd Xi'an, Shaanxi	Address
Legal Person	(Seal of Sales Company of Shaanxi Yanchang Petroleum OiløGroup÷Co., Ltd.)	Legal Person	(Seal of Xi’an Baorun Industrial Development Co., Ltd.)
Authorized Person	Shi Chengzhou	Authorized Person	Yu Jiandan
Opening Bank	East District Branch of China Everbright Bank	Opening Bank	East District Branch of China Everbright Bank
Account #	087859120100302067154	Account #
Telephone	86-029-82683629	Telephone